UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2018

ConforMIS, Inc.

(Exact Name of Company as Specified in Charter)

Delaware	001-37474	56-2463152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Technology Park Drive

Billerica, MA 01821

(Address of Principal Executive Offices) (Zip Code)

Company’s telephone number, including area code: (781) 345-9001

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☒          Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒☑

Emerging growth company If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01          Entry into a Material Definitive Agreement.

On January 25, 2018, ConforMIS, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Cowen and Company, LLC and Canaccord Genuity Inc., as representatives of the several underwriters listed on Schedule 1 thereto (the “Underwriters”), related to a public offering (the “Offering”) of 13,333,333 shares of common stock of the Company, par value $0.00001 per share (“Common Stock”) at a price to the public of $1.50 per share. In addition, the Company granted to the Underwriters a 30-day option to purchase, at the public offering price less underwriting discounts and commissions, up to an additional 2,000,000 shares of Common Stock (“Option Shares”). The Company estimates that the net proceeds from the Offering will be approximately $18.5 million (or approximately $21.3 million if the Underwriters exercise in full their option to purchase Option Shares) after deducting underwriting discount and commissions and estimated offering expenses. The Offering is expected to close on January 29, 2018, subject to customary closing conditions.

The Company made certain customary representations, warranties and covenants concerning the Company and the registration statement in the Underwriting Agreement and also agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). The Offering was made pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-215464), including the prospectus dated May 9, 2017, as supplemented by a preliminary prospectus supplement dated January 24, 2018, and a final prospectus supplement dated January 25, 2018. This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any of the shares of Common Stock.

The foregoing description of certain terms of the Underwriting Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Underwriting Agreement, which is attached as Exhibit 1.1 hereto and is incorporated by reference herein. A copy of the opinion of Goodwin Procter LLP, relating to the legality of the shares, is filed as Exhibit 5.1 hereto and is incorporated by reference herein.

Item 8.01          Other Events

On January 24, 2018, the Company issued a press release announcing that it had launched the Offering, and on January 25, 2018, the Company issued a press release announcing that it had priced the Offering. Copies of these press releases are attached hereto as Exhibits 99.1 and 99.2 and are incorporated by reference herein.

Item 9.01          Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit No.	Description

1.1

Underwriting Agreement, dated as of January 25, 2018, by and among the Company and Cowen and Company, LLC and Canaccord Genuity Inc., as representatives of the several underwriters listed on Schedule 1 thereto

5.1	Opinion of Goodwin Procter LLP regarding the issue of common stock being registered

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

99.1	Press release announcing the launch of the underwritten offering, dated January 24, 2018

99.2	Press release announcing the pricing of the underwritten offering, dated January 25, 2018

Exhibit Index

Exhibit No.	Description

1.1

Underwriting Agreement, dated as of January 25, 2018, by and among the Company and Cowen and Company, LLC and Canaccord Genuity Inc., as representatives of the several underwriters listed on Schedule 1 thereto

5.1	Opinion of Goodwin Procter LLP regarding the issue of common stock being registered

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

99.1	Press release announcing the launch of the underwritten offering, dated January 24, 2018

99.2	Press release announcing the pricing of the underwritten offering, dated January 25, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONFORMIS, INC.

Date: January 25, 2018	By:	/s/Paul Weiner
Paul Weiner
Chief Financial Officer